                                                                      EXHIBIT 24

                                POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anthony D. Autorino and Vincent DiVincenzo, individually, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their respective substitutes, may do or cause to be done by virtue hereof.


    SIGNATURE                                      TITLE                                     DATE
    ---------                                      -----                                     ----
/S/ THOMAS H. DECKER                        Director                                April 7, 1998
-------------------------------------
Thomas H. Decker


/S/ WILLIAM A. DIBELLA                      Director                                April 7, 1998
-------------------------------------
William A. DiBella


/S/ VINCENT DIVINCENZO                      Chief Financial Officer,
-------------------------------------       Treasurer and Director
Vincent DiVincenzo                          (Principal Financial and
                                            Accounting Officer)                     April 7, 1998


/S/ AJIT G. HUTHEESING                      Director                                April 7, 1998
-------------------------------------
Ajit G. Hutheesing

                                            Director
-------------------------------------
Craig A. Marlar


/S/ NICHOLAS E. SINACORI                    Director                                April 7, 1998
-------------------------------------
Nicholas E. Sinacori

